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                                                                    EXHIBIT 23.3

                   CONSENT OF OILFIELD PRODUCTION CONSULTANTS

                [LETTERHEAD OF OILFIELD PRODUCTION CONSULTANTS]

May 14, 2004

CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
Guernsey
GY1 3RR
British Isles

Dear Sirs:

RE: CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     With respect to our report effective date January 1, 2004, issued March 12, 2004, we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-3 Registration Statement being filed by CanArgo Energy Corporation.

                                          For and on behalf of
                                          OILFIELD PRODUCTION CONSULTANTS

                                                   /s/ PIERS JOHNSON
                                          --------------------------------------
                                                      Piers Johnson
                                                    Managing Director